MORGAN STANLEY INVESTMENT MANAGEMENT
CODE OF ETHICS



Effective August 16, 2002



(Print Name)


The investment advisors, advisors, distribution companies and related service companies listed on the attached
 Schedule A that operate within Morgan Stanley Investment
Management (each; a "Covered Company" and collectively,
 "Investment Management") have adopted this Code of Ethics
 (the "Code"). The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment Company Act of 1940, as amended
 (the "1940 Act"), and Section 204 A of the Investment
 Advisers Act of 1940, as amended (the "Advisers Act"),
  and (ii) to ensure that thepersonal trading and other business activities of Employees of Investment Management
(defined in Section III. below) are conducted in a manner consistent with applicable law and regulation and the general principles set forth in the Code.

Employees of Investment Management are also subject to the "Morgan Stanley Code of Conduct - Securities and Asset Management Businesses" (the "Code of Conduct"). The Code
of Conduct can be found on the Morgan Stanley Today intranet site at http://law.corp.msdw.com:8080/portal/cr/code_of_conduct_ securities_assetmgmt_12_7_00.pdf
Employees are reminded that they are also subject to other
 Morgan Stanley Investment Management policies, including policies on insider trading, the receipt of gifts, the handling of all internally distributed proprietary and confidential information, Morgan Stanley Investment
Management Senior Loan Firewall Procedures, and service as a director of a publicly traded company. All internally distributed information is proprietary and confidential information and should not be discussed with people outside of Morgan Stanley Investment Management or shared with anybody outside of the Investment Department.

I.	 Summary of Policy/Procedures

The Code is designed to ensure that all acts, practices and courses of business engaged in by Employees are conducted in accordance with the highest possible standards and to prevent abuses or even the appearance of abuses by Employees relating to their personal trading and other business activity. The Code accomplishes this by requiring, among other things, that Employees:

?	Pre-clear all personal securities transactions,
 including transactions in Morgan Stanley securities;
?	Pre-clear the opening of brokerage accounts and
maintain such accounts at Morgan Stanley (exception
 may be granted in unusual circumstances by the Local
 Compliance Group);
?	Report all securities transactions on a quarterly
 basis;
?	Not enter into a personal transaction in a Covered
 Security (defined in Section V. below) if there is an
 open order to purchase or sell that Covered Security
 for a Fund or a Managed Account
(defined in Section II. below);
?	Not acquire any security in an initial public
offering (IPO) or any other public underwriting;
?	Not acquire any private placements unless special
 permission is obtained from the Code of Ethics Review Committee (defined in Section VI. below);
?	Not serve on the board of any company without prior
 approval from the Code of Ethics Review Committee;
?	Not sell Covered Securities at a profit unless
the Covered Securities have been held for at least 60 days;
?	Not sell Covered Securities under any circumstances
 unless the Covered
Securities have been held for at least 30 days;
?	Not purchase any Covered Security sold by the Employee
 within the previous 30 days;
?	Not purchase any Covered Security sold by the Employee
 within the previous sixty days if the purchase price is
lower than any sale price within the 60-day period;
?	Report all holdings on an annual basis and certify
annually that they have read and understand the provisions
 of the Code;
?	Who are portfolio managers or analysts, or who report
 to a portfolio manager or analyst, not trade in a security if accounts they manage trade in the same security within the 7 days prior to or 7 days following the Employee's transaction.

While the provisions of the Code, including exceptions to its general provisions, are more specifically described below, each Employee should note that with respect to their personal securities transactions, compliance with the Code is a matter of understanding the basic requirements set forth above and making sure that the steps the Employee takes with respect to each personal securities transaction, and their personal investment activity in general, are in accordance with these requirements. Employees with interpretative questions or any other questions are strongly urged to consult with their
Local Compliance Group prior to taking the action in question.




II.	General Principles

	A.	Shareholder and Client Interests Come First

Every Employee owes a fiduciary duty to the shareholders of registered investment companies (each; a "Fund" and collectively, the "Funds") and to the Managed Account Clients (defined as clients other than registered investment companies including unregistered investment companies, institutional clients and individuals). This means that in every decision relating to investments, every
Employee must recognize the needs and interests of the Fund shareholders and the Managed Account Clients, and be certain that at all times the interests of the Fund shareholders and other Managed Account Clients are placed ahead of any personal interest.

	B.	Avoid Actual and Potential Conflicts of Interest

The restrictions and requirements of the Code are designed to prevent behavior, which actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Fund shareholders or the Managed Account Clients. It is of the utmost importance that the Personal Securities Transactions of Employees
(defined in Section IV below) be conducted in a manner consistent with both the letter and spirit of the Code, including these principles, to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

III.	Access Persons

"Access Persons" shall include all directors, officers, and employees of Investment Management as well as certain other persons falling within such definition under Rule
17j-1 under the 1940 Act and such other persons that may be
 so deemed by each Local Compliance Group from time to time, except those persons who are not officers and directors of an investment adviser under Morgan Stanley
Investment Management and who meet the following criteria: (i) directors and officers of Morgan Stanley
Distributors, Morgan Stanley Distribution,
Morgan Stanley & Co., and Van Kampen Funds Inc. (each a "Distributor" and collectively, the "Distributors") that do not devote substantially all of their working time to the activities (including distribution activities) of an investment adviser under Morgan Stanley
Investment Management; (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, or purchase and sell securities on behalf of a Fund or a Managed Account
Client; and (iii) directors and officers of the Distributors that do not have access to information regarding the day-to-day investment activities of Investment Management shall not be deemed Access Persons. Such persons are, however, subject to the Code of Conduct. The Local Compliance Group for each
 Covered Company will identify all Access Persons of Investment
Management and notify them of their pre-clearance and reporting obligations at the time they become an Access Person.
Access Persons will be referred to as "Employees" throughout the Code. Employees with questions concerning their status as Access Persons are urged to consult with their Local Compliance Group.

IV. 	Grounds for Disqualification from Employment

Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of a Covered Company may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee:

A. within the past ten years has been convicted of any felonyor misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange
Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

B. is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer,
 transfer agent, or
entity or person required to be registered under the U.S.
 Commodity Exchange
Act, or as an affiliated person, salesman or employee of any investment company,
bank, insurance company or entity or person required to be
 registered under the
U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or
practice in connection with any such activity or in connection with the purchase or
sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the
foregoing provisions to the Chief Legal or Compliance Officer of Investment
Management.

V.	Personal Securities Transactions

	A.	Prohibited Conduct

No Employee shall buy or sell any "Covered Security"
(defined as all securities,
including any option to purchase or sell, and any security
 convertible into or
exchangeable for such securities, with the exception of those described in sub-
section C.3. below) for his/her own account or for an account in which the
individual has, or as a result of the transaction acquires,
 any direct or indirect
"beneficial ownership" (referred to herein as a "Personal Securities Transaction") unless:

1. pre-clearance of the transaction has been obtained; and

2. the transaction is reported in writing to the Local
 Compliance Group in accordance with the requirements below.

C. Restrictions and Limitations on Personal Securities
 Transactions

Except where otherwise indicated, the following restrictions and limitations govern
investments and personal securities transactions by Employees:

1. Covered Securities (defined in sub-section A. above) purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase
trade date. Covered Securities sold may not be repurchased until at least
30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least
 60 calendar days
from the sale trade date. Any violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

2.	No short sales are permitted.

2. No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written.
  No option may be
purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

3. No Employee may acquire any security in an initial public offering (IPO) or any other public underwriting.  No Employee shall purchase
 shares of a
registered investment company that is managed by a Covered
 Company if
such investment company is not generally available to the
 public, unless
the vehicle is designed for Morgan Stanley employees and there is no intention of it becoming public in the future.

5a.	Private placements of any kind may only be acquired
 with special
permission from the Code of Ethics Review Committee and, if approved, will be subject to continuous monitoring by the Local
Compliance Group for
possible future conflict. Any Employee wishing to request approval for private placements must complete a Private Placement
 Approval Request
Form and submit the form to the Local Compliance Group.
A copy of the
Private Placement Approval Request Form, which may be revised from time to time, is attached as Exhibit A. Where the Code of Ethics Review
Committee approves any acquisition of a private placement,
 its decision
and reasons for supporting the decision will be documented
 in a written
report, which is to be kept for five years by the Local
 Compliance Group
after the end of the fiscal year in which the approval was granted.

5b.	Any Employee who has a personal position in an issuer
 through a private
placement must affirmatively disclose that interest if such
 person is
involved in consideration of any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate. In
such event, the President or Chief Investment Officer of Investment
Management shall independently determine the final investment decision.
Written records of any such circumstance shall be sent to the
 Local
Compliance Group and maintained for a period of five years after the end
of the fiscal year in which the approval was granted.

Restrictions 6.a. and 6.b. apply only to portfolio managers
 and research analysts (and
all persons reporting to portfolio managers and research analysts)
 of Investment
Management. Restriction 6.c. applies only to personnel in the trading department of
each Covered Company.

6a.	No purchase or sale transaction may be made in any
Covered Security by
any portfolio manager or research analyst (or person reporting to a
portfolio manager or research analyst) for a period of 7
 calendar days
before or after that Covered Security is bought or sold by
 any Fund (other
than Morgan Stanley Value-Added Market Series, Morgan Stanley
 Select
Dimensions Investment Series - Value-Added Market Portfolio,
 and
Morgan Stanley index funds, or Portfolios) or any Managed Account
 (other
than index-based Managed Accounts) for which such portfolio
 manager or
research analyst (or person reporting to a portfolio manager or research
analyst) serves in that capacity.

6b.	The definition of portfolio manager shall also extend
 to any person involved
in determining the composition of the portfolios of Funds that are UITs or
who have knowledge of a composition of a UIT portfolio prior to deposit.
These individuals shall not buy or sell a Covered Security
 within 7 calendar
days before or after such Covered Security is included in the initial deposit of a UIT portfolio.

6c.	No purchase or sale transaction may be made in any
Covered Security
traded through the appropriate Covered Company's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading
desk at the same time that any Fund (other than Morgan
Stanley Value-
Added Market Series, Morgan Stanley Select Dimensions
Investment
Series-Value-Added Market Portfolio, and Morgan Stanley
 index funds, or
Portfolios) or any Managed Account (other than index-based
 Managed
Accounts) has a pending purchase or sale order in that same
 Covered
Security.

6d.	Any transaction by persons described in sub-sections
6.a., 6.b., and 6.c.
above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics
Review Committee, any differential between the sale price of the Personal
Security Transaction and the subsequent purchase or sale price by a relevant Fund or Managed Account during the enumerated period, will be subject to disgorgement; other sanctions may also be applied.

7. No Employee shall purchase or sell any Covered
Security which to their
knowledge at the time of such purchase or sale: (i) is being considered
for purchase or sale by a Fund or a Managed Account; or (ii)
 is being
purchased or sold by a Fund or a Managed Account.  With respect to
portfolio managers and research analysts (and all persons
 reporting to
portfolio managers and research analysts) of a Covered Company, no
such persons may purchase shares of a closed-end investment
 company
over which such person exercises investment discretion.

8. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day
(i.e.,
open orders, such as limit orders, good until cancelled orders and stop-loss
orders, must be cleared each day until the transaction is effected).

9.	Employees shall not participate in investment clubs.

Important: Regardless of the limited applicability of
 Restrictions 6.a., 6.b., and
6.c. each Local Compliance Group monitors all transactions by
 Employees in all
locations in order to ascertain any pattern of conduct that may evidence actual or
potential conflicts with the principles and objectives of the
 Code, including a
pattern of front-running.  The Compliance Group of each Covered
 Company: (i) on
a quarterly basis, will provide the Boards of Directors/Trustees of the Funds it
manages with a written report that describes any issues that arose during the
previous quarter under the Code and, if applicable, any Funds'
Sub-Adviser's
Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations;
 and (ii) on an annual
basis, will certify that each Covered Company has adopted procedures reasonably necessary to prevent its Employees from violating the Code.  Also, as
stated elsewhere in this Code, any violation of the foregoing restrictions may
result in disgorgement of all profits from the transactions
 as well as other possible
sanctions.

	C.	Pre-Clearance Requirement

		1.	Procedures

			(a)	From Whom Obtained

All Employees are required to obtain pre-clearance of a
 Personal
Securities Transaction by: (i) confirming that no open
 orders exist
in the same or related security with the appropriate
trading desk(s)
(as determined by the Local Compliance Group); and (ii)
 having
the transaction approved by the Local Compliance Group.

Portfolio managers and research analysts (or persons reporting to portfolio managers or research analysts) of Investment
Management seeking approval for a Personal Securities
Transaction must obtain an additional approval signature
 from a
designated Senior Portfolio Manager (prior to pre-clearance from the Local Compliance Group). Trading desk personnel at any
Covered Company seeking approval for a Personal
Securities
Transaction must obtain an additional approval signature
 from their
immediate supervisor prior to pre-clearance from the Local
Compliance Group.

A copy of the Personal Securities Transaction Approval
 Form, which
may be revised from time to time, is attached as Exhibit B.

Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected
pursuant to these pre-clearance procedures.

(b)	Permitted Brokerage Accounts

All securities transactions must be made through a Morgan Stanley brokerage account . No other brokerage accounts are permitted unless special permission is obtained from the Local
Compliance
Group.  If an Employee maintains an account(s) outside
 of Morgan
Stanley, that Employee must transfer his/her account
(s) to a Morgan
Stanley brokerage account as soon as practical (generally
 thirty
days or less).  Failure to do so will be considered a
 significant
violation of the Code.  In the event permission to
 maintain an
outside brokerage account is granted by the Local
Compliance
Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and monthly brokerage statements to be sent to the Local Compliance
 Group.

Prior to opening a Morgan Stanley brokerage account, Employees must obtain approval from their Local Compliance Group.
  No
Employee may open a brokerage account unless a completed
 and
signed copy of a Morgan Stanley Employee Account Request
 Form
is submitted to the Local Compliance Group for approval.
 A copy of
the Morgan Stanley Employee Account Request Form, which
 may
be revised from time to time, is attached as Exhibit C.
  After
account has been opened, Employees are responsible for
 reporting
their Morgan Stanley account number to the Local
Compliance
Group.

 (c)	Personal Securities Transaction Approval Form

Pre-clearance must be obtained by completing and signing
 the
Personal Securities Transaction Approval Form, provided for that purpose, and obtaining the proper pre-clearance signatures.
  The
Approval Form must also indicate, as applicable, the name
 of the
individual's financial advisor, the branch office numbers,
 as well as
other required information.

If an Employee has more than one account under his/her
 control,
the Employee must indicate for which account the trade
 is intended
on the Personal Securities Transaction Approval Form.
 Employees
are required to have duplicate copies of their trade
 confirms and
account statements (which can be electronically transmitted) sent to the Local Compliance Group for each account the Employee has, or
as a result of the transaction acquires, any direct
 or indirect
beneficial ownership (as defined in sub-section
 C.4.  below).

			(d)	Filing

After all required signatures are obtained, the Personal
Securities
Transaction Approval Form must be filed with the Local
 Compliance
Group by noon of the day following execution of the trade for filing in the respective individual's Code of Ethics file. The
 Employee should
retain a copy for his/her records. (The Local Compliance
 Group will
also retain a copy of the form if a pre-clearance request is denied.)

		2.	Factors Considered in Pre-Clearance of
 Personal Securities Transactions

In reviewing any trade for approval, the following factors,
 among others, will
generally be considered in determining whether or not to clear a proposed transaction:

(a) Whether the amount or the nature of the transaction, or the person making it, is likely to affect the price or market of
 security that is held
by a Fund or a Managed Account Client.

(b) Whether the purchase or sale transaction of the Covered Security by the Employee: (i) is being considered for purchase or
 sale by a
Fund or a Managed Account; or (ii) is being purchased or
 sold by a
Fund or a Managed Account Client.

(c) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or
 considered
on behalf of any Fund or a Managed Account Client.

(d) Whether the transaction is non-volitional on the part of the individual.

(e) Whether the transaction is conducted in a manner that is consistent with the Code to avoid any potential for appearance of impropriety.

In addition to the requirements set forth in the Code, the Local Compliance
Group and/or, if applicable, designated Senior Portfolio Manager/immediate trading room supervisor (as appropriate), in keeping
with the general principles and objectives of the Code, may
 refuse to grant
pre-clearance of a Personal Securities Transaction in their
 sole discretion
without being required to specify any reason for the refusal.

		3.     	Exempt Securities

(a) The securities listed below are exempt from:
(i) the restrictions of
Section V., sub-sections B.1. , B.6. and B.7.; (ii) the pre-clearance requirements; and (iii) the initial, quarterly and
 annual reporting
requirements. Accordingly, it is not necessary to obtain pre-clearance for Personal Securities Transactions in any of the
following securities, nor is it necessary to report such securities in the quarterly transaction reports or the initial and annual securities holdings list:

(i)	Direct obligations of the United States Government ;
(ii)	Bank Certificates of Deposit;
(iii)	Bankers' Acceptances;
(iv)	Commercial Paper;
(v) High Quality Short-Term Debt Instruments
(which for these
purposes are repurchase agreements and any instrument that has a maturity at issuance of less than 366 days that is
rated in one of the two highest categories by a Nationally
Recognized Statistical Rating Organization); and
(vi) Shares of open-end investment companies
(mutual funds).
(Exchange Traded Funds ("ETFs") and Closed-end funds must be pre-cleared and are subject to all other reporting
requirements.)

(b) Transactions in redeemable Unit Investment Trusts are exempt from the restrictions contained in Section V., sub-sections
B.1. , B.6. and
B.7 and the pre-clearance requirement of Section V., sub-section
C., but are subject to the initial, quarterly and annual reporting requirements of Section V. , sub-section D.

(c) All Employees wishing to participate in an issuer's direct stock purchase plan or automatic dividend reinvestment
 plans must
submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan.
Any sale
transactions from an automatic dividend reinvestment
 plan must be
pre-approved. Purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in sub-sections B.1. , B.6.
 and B.7. and the
pre-clearance requirement but are subject to the
 initial, quarterly
and annual reporting requirements.

(d) Holdings and transactions in MWD stock  are subject
(e)  to the initial,
quarterly and annual reporting requirements as well as the
 30-day
holding period restriction and the 60-day short swing profit restriction
and the pre-clearance requirements described above. The restrictions imposed by Morgan Stanley on Senior Management
 and
other persons in connection with transactions in MWD stock
 are in
addition to this Code, and must be observed to the extent applicable. Employees are required to read the Code of Conduct for a listing of specific restrictions and limitations relating to the
purchase or sale of MWD stock.

(f) Employees may maintain fully discretionary accounts managed by either an internal or external registered investment
 adviser
provided that each of the following conditions are met: (i) the investment program is offered by Morgan Stanley;
(ii) the portfolio
manager's strategy/investment discipline/investment
 program
offered/utilized is the same for both Employee and
 non-Employee
client accounts; (iii) written permission is obtained
 from the
Director of Compliance and the Chief Investment
Officer (or their
designees) prior to opening a fully discretionary account; (iv) written certification is obtained stating that there will be no
communication between the portfolio manager and the
 Employee
with regard to investment decisions prior to execution;
and (v)
Employee accounts will be treated no differently from non-
Employee accounts. The Employee must designate duplicate copies of trade confirmations and monthly statements to be sent to the Compliance Department. To the extent that an Employee directs trades for tax purposes, that Employee shall obtain pre-
clearance for each transaction from his/her Local
Compliance
Group.

		4.	Accounts Covered

An Employee must obtain pre-clearance for any Personal
 Securities
Transaction if such Employee has, or as a result of the
 transaction
acquires, any direct or indirect beneficial ownership in the security.

The term "beneficial ownership" shall be interpreted with
 reference to the
definition contained in the provisions of Section 16 of
 the Securities
Exchange Act of 1934. Generally, a person is regarded as having beneficial ownership of securities held in the name of:

(a)	the individual; or

(b)	a husband, wife or a minor child; or

(c) 	a relative sharing the same house; or

(d)	other person if the Employee:

(i) obtains benefits substantially equivalent to ownership of the securities;

(ii) can obtain ownership of the securities immediately or at some future time; or

(iii) can have investment discretion or otherwise can exercise control.

The following circumstances constitute Beneficial Ownership
 by an
Employee of securities held by a trust:

(a) Ownership of securities as a trustee where either the Employee or members of the Employee's immediate family have a vested interest in the principal or income of the trust.

(b) Estate or trust accounts in which the Employee has the power to effect investment decisions, unless a specific exemption is granted.

(c) Any Employee who is a settlor of a trust is required to comply with all the provisions of the Code, unless special exemption in advance is
granted by the Local Compliance Group and: (i) the Employee
 does not
have any direct or indirect beneficial interest in the trust;
 (ii) the
Employee does not have the direct or indirect power to effect investment decisions for the trust, and (iii) the consent of all the
beneficiaries is required in order for the Employee to revoke the trust.

It is the responsibility of the Employee to arrange for
 duplicate
confirmations of all securities transactions and monthly
 statements to be
sent to the Local Compliance Group.  The final determination of beneficial
ownership is a question to be determined in light of the facts of each particular case. If there are any questions as to beneficial ownership, please contact your Local Compliance Group.

		5.	Exemption from Pre-clearance Requirement

Pre-clearance is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to
whether an account is covered by the Code, Employees must
 consult with
their Local Compliance Group.

D.	Report of Transactions

1.	Transactions and Accounts Covered

(a) All Personal Securities Transactions in Covered
(b)  Securities must be
reported in the next quarterly transaction report after the transaction is effected. The quarterly report shall contain the following information:

(i) The date of the transaction, the title, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;

(ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(iii) The price at which the purchase or sale was effected;

(iv) The name of the broker, dealer, or bank with, or through which, the purchase or sale was effected; and

(v) The date the report was submitted to the Local Compliance
Group by such person.

In addition, any new brokerage account(s) opened during the quarter without approval from the Local Compliance
 Group as well
as the date(s) the account(s) was (were) opened must
 be reported.
The report must contain the following information:

(i) The name of the broker, dealer, or bank with whom the
	account was established;

(ii)	The date the account was established; and

(ii) The date the report was submitted to the Local
 Compliance
Group.

(c) An Employee need not make a quarterly transaction
(d)  report if
he/she: (i) maintains only a Morgan Stanley brokerage account and the report would duplicate information contained in the broker trade confirms, system generated reports or account statements received by the Local Compliance Group; and (ii) has not opened any new brokerage accounts or mutual fund accounts with brokerage facilities without obtaining approval from their Local
Compliance
Group during the quarter.

2.       Time of Reporting

(a) Initial Listing of Securities Holdings and Brokerage
 Accounts Report

	Each Employee must provide an Initial Listing of Securities Holdings and Brokerage Accounts Report to their Local Compliance Group disclosing: (i) all Covered Securities, including private placement securities, beneficially owned by the Employee listing the title of the security, number of shares held, and principal amount of the
security; (ii) the name of the broker dealer or financial institution where the Employee maintains a personal account; and (iii)
 the date
the report is submitted by the Employee.  New Access Persons will
be required to provide a listing as of the date such person becomes an Access Person of all holdings in Covered Securities and all
outside brokerage accounts and mutual fund accounts with brokerage facilities. This report must be provided no later than 10 calendar days after a person becomes an Access Person.

(b) Quarterly Securities Transactions and New
Brokerage Account(s)
Reports

	Quarterly Securities Transactions and New Brokerage
Account(s)
Reports must be submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage account(s) opened during the quarter without their Local
Compliance Group's prior approval, as well as the date(s) the account(s) was (were) opened, must be reported within 10 calendar days after the end of each calendar quarter.

(c) Annual Listing of Securities Holdings Reports and
Certification of
Compliance

The Annual Listing of Securities Holdings Report and
 Certification of
Compliance requires all Employees to provide an annual
 listing of
holdings of: (i) all Covered Securities beneficially owned,
 listing the
title of the security, number of shares held, and
principal amount
of the security as of December 31 of the preceding
year, (ii) the
name of any broker dealer or financial institution
 where the
account(s) in which Covered Securities were maintained,
 as of
December 31 of the preceding year; and (iii) the date
the report is
submitted.   This report must be provided no later than
 30 calendar
days after December 31 each year. In the case of Employees maintaining Morgan Stanley brokerage accounts for which broker trade confirms, system generated reports or account statements are already received on a quarterly basis by the Local
 Compliance
Group, an annual certification (Certification of Compliance) that the holdings information already provided to the Local
 Compliance
Group accurately reflects all such holdings will satisfy the aforementioned requirement.

		3.	Form of Reporting

The Initial Listing of Securities Holdings and Brokerage
Accounts Report,
Quarterly Securities Transactions and New Brokerage Account
(s) Reports,
and the Annual Listing of Securities Holdings Report and
 Certification of
Compliance must be completed on the appropriate forms, attached as
Exhibits D, E, and F respectively, which would be provided by each Local
Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented that such person has: (i) executed reportable transactions only in accounts listed with the Local
Compliance Group; or (ii) only traded securities exempt from the reporting requirements. Copies of the Initial Listing of Securities Holdings Report and Brokerage Accounts Report, Quarterly Securities Transactions and
New Brokerage Account(s) Reports, and the Annual Listing
 of Securities
Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as Exhibits D, E, and F, respectively.

		4.	Responsibility to Report

The responsibility for reporting is imposed on each individual required to make a report. Any effort by a Covered Company to facilitate the reporting
process does not change or alter that individual's responsibility.

5.	Leave of Absence

Employees on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided that, during their leave period, they: (i) do not participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and
(ii) do not have
access to information regarding the day-to-day investment activities of
Investment Management.

		6.	Where to File Report

All reports must be filed by Employees with their Local Compliance Group.

		7.	Responsibility to Review

Each Local Compliance Group will review all Initial
Listing of Securities
Holdings and Brokerage Accounts Reports, Quarterly
 Securities
Transactions and New Brokerage Account(s) Reports, and Annual Listing of Securities Holdings Reports and Certification of
 Compliance, filed by
Employees, as well as broker confirmations, system generated reports, and account statements.

VI.	Review Committee

A Code of Ethics Review Committee, consisting of the President/Chief Operating Officer,
Chief Investment Officer, Chief Legal Officer, and the
Chief Administrative Officer -
Investments of Morgan Stanley Investment Management or their designees will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it
deems necessary, upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VII.	Service as a Director

No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts concerning the company in question.

VIII.	Gifts

No Employee shall accept directly or indirectly anything of
 value, including gifts and
gratuities, in excess of $100 per year from any person or entity that does business with
any Fund or Managed Account, not including occasional meals
 or tickets to theater or
sporting events or other similar entertainment.

IX.	Sanctions

Upon discovering a violation of this Code, Investment
Management may impose such
sanctions as they deem appropriate, including a reprimand
 (orally or in writing),
demotion, suspension or termination of employment and/or other possible sanctions.
The President/Chief Operating Officer of Investment
Management and the Chief Legal
Officer or Compliance Officer together, are authorized
 to determine the choice of
sanctions to be imposed in specific cases, including termination of employment.

X.	Employee Certification

Employees are required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

In addition, Employees will be required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal
Securities Transactions in
accordance with this Code.


I have read and understand the terms of the above Code.
 I recognize the responsibilities and
obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my
being subject to this Code. I hereby agree to abide by the above Code.



(Signature)					(Date)


(Print name)


MORGAN STANLEY INVESTMENT MANAGEMENT CODE OF ETHICS

Dated: August 16, 2002


								SCHEDULE A


MORGAN STANLEY INVESTMENT ADVISORS INC. ("ADVISORS")
MORGAN STANLEY INVESTMENT MANAGEMENT INC. ("MSIM")
MORGAN STANLEY INVESTMENT GROUP INC. ("MSIG")
MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED ("MSIM-LTD.")
MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY ("MSIM-SINGAPORE") MORGAN STANLEY ASSET & INVESTMENT TRUST
MANAGEMENT CO., LIMITED ("MSAITM-TOKYO")
MORGAN STANLEY INVESTMENT MANAGEMENT
PRIVATE LIMITED ("MSIM MUMBAI")
MORGAN STANLEY INVESTMENTS LP ("MSI-LP")
MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP ("AIP-LP") MORGAN STANLEY AIP GP LP ("AIP GP-LP")
MORGAN STANLEY SERVICES COMPANY INC. ("SERVICES")
MORGAN STANLEY DISTRIBUTORS INC. ("MORGAN STANLEY DISTRIBUTORS") MORGAN STANLEY DISTRIBUTION, INC. ("MORGAN STANLEY DISTRIBUTION") MORGAN STANLEY & CO. INCORPORATED ("MORGAN STANLEY & CO.")
VAN KAMPEN INVESTMENT ADVISORY CORP. ("VKIAC")
VAN KAMPEN ASSET MANAGEMENT INC. ("VKAM")
VAN KAMPEN ADVISORS INC. ("VK ADVISORS")
VAN KAMPEN INVESTMENTS, INC. ("VK INVESTMENTS")
VAN KAMPEN FUNDS INC. ("VK FUNDS")


















  Morgan Stanley brokerage account shall mean an account with an affiliated Morgan Stanley broker in the Employee's local jurisdiction.
  Includes securities that carry full faith and credit of the U.S. government for the timely payment of principal and interest, such as Ginnie
Maes, U.S. Savings Bonds, and U.S. Treasuries.
  In connection with the sale of MWD stock, periodic purchases through employer sponsored equity purchase plans shall not be looked to in calculating the 30-day holding period restriction or the
 60-day short swing profit restriction.,
  For MSAITM-Tokyo, the receipt of gifts shall not be in excess of 20,000 per year. For MSIM-Mumbai, the receipt of gifts shall not be in excess of INR 4,500. For MSIM-Singapore, the receipt of gifts shall not be in excess of SGD 170. For MSIM-Ltd, the receipt of gifts shall not be in excess of Europe 50 or equivalent.







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